CHANGE OF CONTROL AGREEMENT

This Agreement is dated as of December 16, 2008 between Urstadt Biddle Properties Inc. (“Company”) and John T. Hayes ("Employee").

The Employee is currently employed by the Company and the Employee's services are valued by the Company.

The Company recognizes that the possibility of a change of control of the Company may result in the departure or distraction of the Employee, to the detriment of the Company and its shareholders.

The Company wishes to assure the Employee of fair severance should his employment terminate in certain specified circumstances following a change of control.

In consideration of the Employee's continued employment by the Company, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.
Termination Benefits.  If the employment of the Employee is terminated by the Employee for Good Reason or by the Company for any reason other than for Cause, within 18 months following a Change of Control,

(a)
the Company shall pay Employee an amount equal to 12 months of Employee's rate of base salary (exclusive of any bonus or other benefit) in effect at the date of the Change of Control.  Such amount shall be payable in cash in a lump sum within 45 days after such termination; and

(b)
the Company shall continue in force and effect for 12 months after termination (the "Continuation of Benefits Period") and at the same level and for the benefit of the Employee's family, where applicable, all life insurance, disability, medical and other benefit programs or arrangements in which the Employee is participating or to which the Employee is entitled at the date of the Change of Control, provided that the Employee's continued participation is possible under such programs and arrangements. In the event that such continued participation is not possible, the Company shall arrange to provide the Employee with benefits similar to those which Employee would be entitled to receive under such programs and arrangements. Without limiting the foregoing, the benefits continuation shall include a lump sum cash payment to the Employee within 45 days of such termination in lieu of Company contributions on behalf of the Employee under the Urstadt Biddle Properties Inc. Profit Sharing and Savings Plan. The amount of such payment shall be the product of (i) the number of months in the Continuation of Benefits Period and (ii) 1/12 of 5% (or such other percentage reflected in the Company’s most recent annual contribution determined prior to the Change of Control) times the Employee's annual salary rate in effect immediately prior to the termination date or, if greater, the Employee's annual salary rate in effect immediately prior to the Change of Control.

Payments under this Section 1 shall be reduced to the extent, but only to the extent, necessary to provide that no "payment in the nature of compensation" to (or for the benefit of) the Employee which is "contingent" on the Change of Control would fail to be deductible for federal income tax purposes by reason of section 280G of the Internal Revenue Code of 1986, as amended (the "Code").  As used in this Section, the words "payment in the nature of compensation" and "contingent" shall be construed and applied in a manner consistent with the meaning of those words under section 280G of the Code and regulations thereunder. The determination as to whether and to what extent a reduction in payments under this Section 1 is necessary to avoid the non-deductibility of any payment under section 280G of the Code shall be made at the Company’s expense by PKF, Certified Public Accountants, A Professional Corporation (“PKF”), or by such other certified public accounting firm as the Compensation Committee of the Directors may designate prior to a Change of Control.  In the event of any underpayment or overpayment under this Section 1, as determined by PKF (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such underpayment or overpayment shall forthwith be paid to the Employee or refunded to the Company, as the case may be, with interest at the applicable federal rate provided for in section 7872(f)(2) of the Code.

Notwithstanding anything to the contrary hereunder, if any payment, compensation or other benefit provided to the Employee in connection with his employment termination (other than termination on account of Employee’s death) is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Employee is a “specified employee” as defined in Section 409A(2)(B)(i) thereof, no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the date of termination (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to the Employee during the period between the date of termination and the New Payment Date shall be paid to the Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

2.	Definitions. The definitions in Appendix A are hereby incorporated in this Agreement.
3.
No Duty to Mitigate Damages. The Employee's benefits under this Agreement shall be considered severance pay in consideration of his past service and his continued service from the date of this Agreement, and his entitlement thereto shall neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

4.
Withholding. Anything herein to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

5.
Legal Fees and Expenses; Interest. The Company shall pay all reasonable legal fees and expenses incurred by the Employee in successfully obtaining any right or benefit to which the Employee is entitled under this Agreement.  Any amount payable under this Agreement that is not paid when due shall accrue interest at the prime rate as from time to time in effect at The Bank of New York Mellon, until paid in full.

6.
Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York City in accordance with the rules of the American Arbitration Association then in effect. The parties shall attempt to select a mutually agreeable arbitrator who shall promptly convene a hearing to resolve submitted disputes.  If the parties are unable to agree upon such an arbitrator within 20 days from initial contact, the American Arbitration Association shall be requested by either party to submit a list of at least seven arbitrators from which the parties shall attempt to select one by agreement.  In the event they do not so agree, they shall alternately strike names from this list beginning with the Employee, until a single name remains. The remaining person shall be appointed to hear and decide the parties' disputes, drawing his authority and the bases for decision from this Agreement.  The arbitrator will resolve all submitted matters in a written decision with expedition.  Judgment may be entered on the arbitrator's award in any court having jurisdiction.

7.
Notices. All notices shall be in writing and shall be deemed given five days after mailing in the continental United States by certified mail, or upon personal receipt after delivery, facsimile or telegram, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

To the Company:

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830

To the Employee:

At his home address,
as last shown on the
records of the Company

8.
Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be enforceable in any other jurisdiction in which valid and enforceable and in any event the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

9.
Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and be enforceable by the Employee's personal or legal representatives or successors.  If the Employee dies while any amounts would still be payable to him hereunder, such amounts shall be paid to the Employee's estate. This Agreement shall not otherwise be assignable by the Employee.

10.
Successors. This Agreement shall inure to and be binding upon the Company’s successors. The Company will require any successor to all or substantially all of the businesses and/or assets of the Company by sale, merger (where the Company is not the surviving entity), lease or otherwise, to assume expressly this Agreement.  If the Company shall not obtain such agreement prior to the effectiveness of any such succession, the Employee shall have all rights resulting from termination of the Employee's employment under this Agreement.  This Agreement shall not otherwise be assignable by the Company.

11.
Amendment or Modification; Waiver. This Agreement may not be amended unless agreed to in writing by the Employee and the Company.  No waiver by either party of any breach of this Agreement shall be deemed a waiver of a subsequent breach.

12.
Continued Employment. This Agreement shall not confer upon the Employee any right of continued or future employment by the Company or any right to compensation or benefits from the Company except the right specifically stated herein to certain severance benefits, and shall not limit the right of the Company to terminate the Employee's employment at any time, except as may be otherwise provided in a written employment agreement between the Company and the Employee.

13.	Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York.
14.
Liability of Shareholders. This Agreement is executed by or on behalf of the Directors of the Company solely in their capacity as such Directors, and shall not constitute their personal obligation either jointly or severally in their individual capacities.  The shareholders, Directors, officers or agents of the Company shall not be personally liable for any obligations of the Company under this Agreement and all parties hereto shall look solely to the property of the Company for the payment of any claim hereunder.

15.
Entire Agreement. This Agreement, including the attached Appendix, represents the entire agreement between the parties concerning the subject matter of payment of severance upon the Employee’s termination of employment following a change of control of the Company and supersedes and incorporates any and all prior agreements, both written or oral.

IN WITNESS WHEREOF the parties have duly executed the Agreement as of the above date.

EMPLOYEE:

/s/ John T. Hayes
     John T. Hayes

COMPANY:
Urstadt Biddle Properties Inc.

By: /s/ Willing L. Biddle
       Willing L. Biddle
        President

APPENDIX A TO CHANGE OF CONTROL AGREEMENT

"Change of Control" shall mean the occurrence of any one of the following events:

(a)
any Person other than an “Exempted Person” becomes the owner of Common Shares which represent more than 20% of the combined voting power of the Common Shares outstanding and thereafter individuals who were not Directors of the Company prior to the date such Person became a 20% owner are elected as Directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Directors; or

(b)
there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 5.01 of Form 8-K pursuant to Section 13 or 15 under the Securities Exchange Act of 1934 ("Exchange Act"), or in any other filing by the Company with the Securities and Exchange Commission (the "Commission"); or

(c)
there occurs any solicitation of proxies by or on behalf of any Person other than the Directors of the Company and thereafter individuals who were not Directors prior to the commencement of such solicitation are elected as Directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the Directors.

(d)
the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another corporation or other entity and (ii) individuals who are Directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph (d) that if such agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured.

"Common Shares" shall mean all shares of the then outstanding Common stock and Class A Common stock of the Company plus, for purposes of determining the ownership of any Person, the number of unissued Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

“Exempted Person” shall mean: (i) Charles J. Urstadt; (ii) any Urstadt Family Member (as hereinafter defined); (iii) any executor, administrator, trustee or personal representative who succeeds to the estate of Charles J. Urstadt or an Urstadt Family Member as a result of the death of such individual, acting in their capacity as an executor, administrator, trustee or personal representative with respect to any such estate; (iv) a trustee, guardian or custodian holding property for the primary benefit of Charles J. Urstadt or an Urstadt Family Member; (v) any corporation, partnership, limited liability company or other business organization that is directly or indirectly controlled by one or more persons or entities described in clauses (i) through (iv) hereof and is not controlled by any other person or entity; and (vi) any charitable foundation, trust or other not-for-profit organization for which one or more persons or entities described in clauses (i) through (v) hereof controls the investment and voting decisions in respect of any interest in the Company held by such organization.   For sake of clarity with respect to clause (v) above, “control” includes the power to control the investment and voting decisions of any such corporation, partnership, limited liability company or other business organization.

A-1

For purposes of this definition, the term “Urstadt Family Member” shall mean and include the spouse of Charles J. Urstadt, the descendants of the parents of Charles J. Urstadt, the descendants of the parents of the spouse of Charles J. Urstadt, the spouses of any such descendant and the descendants of the parents of any spouse of a child of Charles J. Urstadt.  For this purpose, an individual’s “spouse” includes the widow or widower of such individual, and an individual’s “descendants” includes biological descendants and persons deriving their status as descendants by adoption.

“Person” shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on October 31, 2008.  A Person shall be deemed to be the "owner" of any Common Shares:

(a)	of which such Person would be the "beneficial owner", as such term is defined in Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on October 31, 2008; or
(b)
of which such Person would be the "beneficial owner", as such term is defined under Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on October 31, 2008; or

(c)
which such Person or any of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on October 31, 2008), has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

Termination for "Cause" shall mean termination of the Employee's employment by the Company because of dishonesty, conviction of a felony, gross neglect of duties (other than as a result of disability or death), or conflict of interest (other than any conflict of interest which has been fully disclosed to the Directors and has been determined by them not to be material), which, in the case of gross neglect or conflict, shall continue for 30 days after the Company gives written notice to the Employee requesting the cessation of such gross neglect or conflict, as the case may be.

Termination for "Good Reason" shall have the following meanings:

Termination for "Good Reason" shall mean the voluntary termination by the Employee of his employment within 180 days following the occurrence of any of the events listed below by written notice (setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Good Reason) given within ninety (90) days after the occurrence, without the Employee’s express consent, of any one of such events unless they are fully corrected within 30 days after receipt of notice thereof:

(a)
a change in the Employee’s authority, duties or responsibilities which represent a material diminution in his authority, duties or responsibilities immediately prior to a Change of Control; or a change in the authority, duties or responsibilities of the person to whom the Employee reports (including, if applicable, requiring the Employee to report to an officer or employee instead of the Board of Directors) which represents a material diminution of such person’s authority, duties or responsibilities immediately prior to a Change of Control;

A-2

(b)	a material reduction in the Employee's base salary for any fiscal year below the level of Employee’s base salary in the completed fiscal year immediately preceding the Change of Control;
(c)	any relocation of the Employee outside a 50 mile radius of the Employee’s work site on the date hereof; or
(d)	any other material breach by the Company of any provision of this Agreement.

A-3